Exhibit 99.1

Contact:

For Augme Technologies, Inc.

Investor Relations Contact:	Public Relations Contact:

Stephanie Prince / Jody Burfening	Ed Harrison
Lippert/Heilshorn & Associates, Inc.	fama PR
(212) 838-3777	(617) 986-5003

sprince@lhai.com or ir@augme.com	ed@famapr.com

Augme Technologies, Inc. Announces Successful Closing of $6.8 Million Public Offering of Securities

New York, New York — October 3, 2012 — Augme Technologies, Inc. (OTCBB: AUGT), a technology and services leader in interactive media marketing, today announced the closing of its previously announced public offering of common stock together with warrants to purchase shares of common stock at a price to the public of $0.80 per share and corresponding warrant.  The total number of shares of common stock sold was 8,500,000 shares together with 5-year warrants to purchase an additional 2,125,000 shares of common stock at an exercise price of $0.96 per share.

Augme intends to use the net proceeds from the offering for organic expansion in existing and new markets, for general corporate purposes and to pay in full a promissory note in the amount of $200,000.

Northland Capital Markets acted as the sole book-running manager.  Brean Capital, LLC and Dawson James Securities were selling group members.  Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

The offering was conducted pursuant to an effective shelf registration statement, which is on file with the Securities and Exchange Commission.  A prospectus supplement related to the offering has been filed with the Securities and Exchange Commission. A copy of the prospectus supplement and the base prospectus related to the offering may be obtained from the offices of Northland Capital Markets at 45 South 7th Street, Suite 2000, Minneapolis, MN 55402 or via telephone at (800) 851.2920, or from the SEC website, http://www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of the Company, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Augme Technologies, Inc.

Augme Technologies, Inc. (OTC.BB: AUGT - News) provides strategic services and mobile marketing technology to leading consumer and healthcare brands. Its platforms, including AD LIFE®, have provided measurable successes in over 200,000 campaigns for such clients as Macy’s, MillerCoors and Clear Channel. Augme’s offerings allow marketers, brands, and agencies the ability to plan, create, test, deploy, and track mobile marketing programs across every mobile channel, including SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Augme’s platforms facilitate consumer brand interaction and the ability to track and analyze campaign results. Using its own patented device-detection and proprietary mobile content adaptation software, AD

LIFE® solves the mobile marketing industry problem of disparate operating systems, device types, and on-screen mobile content rendering. Augme also provides business to consumer utilities including national mobile couponing solutions, strategic mobile healthcare tools, custom mobile application development, and consumer data tracking and analytics. In addition to AD LIFE®, Augme owns Hipcricket and licenses the digital broadcast platform BOOMBOX®. Augme is headquartered in New York City, with operations in Seattle, Atlanta, Dallas, Los Angeles, Chicago, Tucson and London. For more information, visit www.augme.com.

Augme Technologies™, Augme®, AD LIFE®, BOOMBOX®, AD SERVE® and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved.

Forward-Looking Statements

This release includes forward-looking statements.  All statements regarding our expected future financial position, financing plans and the amount and use of proceeds of the offering, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements.  All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements.  Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in Augme’s Form 10-K for the year ended February 29, 2012 and more recent reports and registration statements and prospectuses filed with the SEC.  Augme Technologies, Inc. is under no obligation (and expressly disclaims any such obligation) to update or alter such forward-looking statements, whether as a result of new information, future events or otherwise.